Exhibit 99.1
BIOSTAR PHARMACEUTICALS, INC. RECEIVES NEW
ADVERTISING APPROVAL FROM SHAANXI SFDA FOR
MARKETING XIN AOXING CAPSULE

XIANYANG, China, April 27, 2010 (Xinhua-PRNewswire-FirstCall) – Biostar Pharmaceuticals, Inc. (NASDAQ Global Market: BSPM) ("Biostar" or "the Company"), the Xianyang-based manufacturer of a leading over-the-counter Hepatitis B medicine, Xin Aoxing Oleanolic Acid Capsule ("Xin Aoxing"), and other pharmaceutical products, announced today it has received new advertising approval from Shaanxi State Food and Drug Administration (“SFDA”) for marketing Xin Aoxing Oleanolic Acid Capsules (“Xin Aoxing”).

On April 22, 2010 the Shaanxi SFDA published on its website a notification stating that the marketing language used in connection with several pharmaceutical products sold in the province are not within approved parameters.  Biostar Pharmaceuticals’ flagship Hepatitis B medicine Xin Aoxing was included in that notification which cited Xin Aoxing for non-compliance of pre-approved adverting content, use of patient images to denote product efficiency, and use of absolute language to suggest efficacy.

The Company has made proper modifications to its sales and marketing materials and has accordingly received a new advertising approval for its Xin Aoxing from the Shaanxi SFDA on April 27, 2010.

The notification has not disrupted production or sales of Xin Aoxing and is not expected to have any impact on previously announced fiscal 2010 revenue and net income guidance.

About Biostar Pharmaceuticals, Inc.

Biostar Pharmaceuticals, Inc., through its wholly-owned subsidiary in China, develops, manufactures and markets pharmaceutical products for a variety of diseases and conditions. The Company's most popular product is its Xin Ao Xing Oleanolic Acid Capsule, an over-the-counter ("OTC") medicine for chronic hepatitis B, a disease affecting approximately 10% of the Chinese population. In addition to its hepatitis product, Biostar currently manufactures two broad-based OTC products and two prescription-based pharmaceuticals. The Company has adopted international standards, holds one patent and is in the process of applying for two patents.

Safe Harbor

Certain statements in this release concerning our future growth prospects are forward-looking statements, within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended, which involve a number of risks and uncertainties that could cause actual results to differ materially from those in such forward-looking statements. The risks and uncertainties relating to these statements include, but are not limited to, risks and uncertainties regarding the success of our investments, risks and uncertainties regarding fluctuations in earnings, our ability to sustain our previous levels of profitability including on account of our ability to manage growth, intense competition, wage increases in China, our ability to attract and retain highly skilled professionals, time and cost overruns on fixed-price, fixed-time frame contracts, client concentration, our ability to successfully complete and integrate potential acquisitions, withdrawal of governmental fiscal incentives, political instability and regional conflicts and legal restrictions on raising capital or acquiring companies outside China. Additional risks that could affect our future operating results are more fully described in our United States Securities and Exchange Commission filings including our S-1 dated June 27, 2008, our 10-K for the year ended December 31, 2009, and other recent filings. These filings are available at www.sec.gov. We may, from time to time, make additional written and oral forward-looking statements, including statements contained in our filings with the Securities and Exchange Commission and our reports to shareholders. We do not undertake to update any forward-looking statements that may be made from time to time by or on our behalf.

    For further information, contact:

     Company:

     Ms. Elaine Zhao, CFO
     Tel: +1-626-456-2789
     Email: elainezhao@biostarpharmaceuticals.com

     Investors:

     John Mattio
     HC International, Inc.
     Tel: US +1-203-616-5144
     Email: john.mattio@hcinternational.net
     Web: http://www.hcinternational.net

Source: Biostar Pharmaceuticals, Inc.